                                    FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          ADVANTAGE LIFE PRODUCTS, INC.

                  (NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


     Delaware                                              33-0213733
----------------------                                   ----------------
(State or jurisdiction                                   (I.R.S. Employer
of incorporation)                                       Identification No.)

                 1509 S. Florida Ave., Suite 3, Lakeland, FL 33803
         -----------------------------------------------------------
                 (Name and Address of Principal Executive Offices)

                    JUNE 1997 OFFICER/CONSULTANT BENEFIT PLAN
                    -----------------------------------------
                              (Full Title of Plan)

Donald R. Mastropietro, CFO, 1509 S. Florida Ave., Suite 3, Lakeland, FL 33803
------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                (941) 686-2621
                     ---------------------------------------
                     (Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE*

==============================================================================================
Title of each class    Amount to be     Proposed maximum  Proposed           Amount of
of securities          registered       offering price    maximum            registration fee
to be registered                        per Share         aggregate
                                                          offering price
----------------------------------------------------------------------------------------------
common stock,
$.16 par value      250,000 shares       $2.75             $687,500.00        $210.00
==============================================================================================

         The approximate date of the proposed sale of the securities offered hereby is on or after June 13, 1997.


*Computed on the basis of the average of the closing bid and asked price of the Company's common stock on June 11, 1997 in accordance with Rule 457(c) and (h).

                              Cross-Reference Sheet

         As required by Rule 404(a) of Regulation C promulgated under the Securities Act of 1933, the following sets forth the location of: (1) the disclosures required by Items 1 and 2 of Form S-8 in the Section 10(a) Prospectus prepared in accordance with Rule 428 of Regulation C; and (2) the disclosures required by Part I of Form S-3 in the Reoffer Prospectus.


Form S-8

Item No.                   Location in Section 10(a) Prospectus
--------                   ------------------------------------
1                          Plan Information

2                          Registrant Information and Employee Plan
                           Annual Information



Form S-3

Item No.                   Location in Reoffer Prospectus
--------                   ------------------------------
1                          Outside Front Cover of Reoffer Prospectus

2                          Inside Front Cover of Reoffer Prospectus

3                          The Company, Risk Factors, Ratio of Earnings to Fixed Charges

4                          Use of Proceeds

5                          Determination of Offering Price

6                          N/A

7                          Selling Security Holders

8                          Plan of Distribution

9                          Description of Securities

10                         Experts

11                         N/A

12                         Incorporation of Certain Information by Reference

13                         Indemnification for Securities Act Liabilities

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE



         The Company hereby incorporates by reference and makes a part hereof the documents described in (a) - (e) below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-KSB/A for the year ended April 30, 1996, filed pursuant to Section 13(a) of the Exchange Act, and containing audited financial statements for that periods filed pursuant to Section 13(a) of the Exchange Act

         (b) the Company's Quarterly Report on Form 10QSB, for the quarter ended January 31, 1997;

         (c) the Company's Current Report on Form 8-K, for events occurring February 21, 1997;

         (d) the Company's Current Report on Form 8-K/A, for events occurring February 21, 1997; and

         (e) the description of the Company's common stock contained in the Company's Registration Statement, effective December 6, 1988, Commission File No. 33-18036-LA, including any amendment or report filed for the purpose of updating such description.

         ITEM 4. DESCRIPTION OF SECURITIES.

         See Item 3(d) above.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         N/A

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As allowed under Delaware law, the Company in its Certificate of Incorporation and By-Laws has adopted broad indemnification and liability limiting provisions regarding its officers, directors and employees, including a limitation of liability for certain violations of the duty of care normally imposed upon officers, directors and employees. Accordingly, under certain circumstances the stockholders of the Company will have more limited recourse against those individuals than would be the case in the absence of such provisions.


         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         N/A


         ITEM 8. EXHIBITS


     The following documents are made exhibits to this registration statement, each being listed in accordance with the correspondingly numbered items of Regulation S-K, Item 601:

Exhibit Item 601                 Description
        Number
        10.1            Employment Compensation Agreement- Richard J. Diamond
        10.2            Employment Compensation Agreement Donald R. Mastropietro
        10.3            Employment Compensation Agreement- Teresa B. Fannin
        10.4            Employment Compensation Agreement- D. Jerry Diamond
        10.5            Employment Compensation Agreement- Ricky A. Howe
        23.1            Consent of Guida & Jimenez, P.A.

         ITEM 9. UNDERTAKINGS.

         The Company represents and warrants that it will, during any period in which it offers or sells its securities pursuant to this registration statement, file a post-effective amendment hereto setting forth any additional or changed material information in order to reflect any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement and to reflect any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement. No such post-effective amendment to this registration statement will be filed if the changed facts, events or material information necessitating such post-effective amendment are contained in periodic reports filed by the Company pursuant to Section 13 of the Exchange Act and incorporated by reference herein. The Company will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Further, the Company represents and warrants that all periodic reports, including those on Forms 10-KSB, 10-QSB and 8-K, filed by the Company under the Exchange Act will be incorporated by reference into this registration statement. Further, for purposes of determining liability under the Securities Act of 1933, each post-effective amendment amending this registration statement shall be treated as a new registration statement of the securities offered and the securities offered at that time shall be treated as an initial bona fide offering of securities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on this 12th day of June 1997.

                                      ADVANTAGE LIFE PRODUCTS, INC.


                                      /s/ Richard J. Diamond
                                      ----------------------
                                      Richard J. Diamond, Chief Executive
                                      Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


June 12, 1997                      /s/ Richard J. Diamond
-------------                      ----------------------
Date                               Richard J. Diamond, President,
                                   Chief Executive Officer and
                                   Director


June 12, 1997                      /s/ Donald R. Mastropietro
-------------                      --------------------------
Date                               Donald R. Mastropietro, Vice President of
                                   Finance, Chief Financial Officer, Treasurer,
                                   Secretary and Director

                               REOFFER PROSPECTUS


                         ADVANTAGE LIFE PRODUCTS, INC.



                         250,000 SHARES OF COMMON STOCK


         This Reoffer Prospectus relates to 250,000 shares of the common stock, $.16 par value (the "Shares"), of Advantage Life Products, Inc., a Delaware corporation (the "Company"), previously offered and issued to Richard J. Diamond, Donald R. Mastropietro, D. Jerry Diamond, Teresa B. Fannin and Ricky
A. Howe, officers, directors and/or former employees of the Company and its subsidiaries (the "Selling Security Holders") pursuant to the Company's June 1997 Officer/Consultant Benefit Plan (the "Plan"). The Company established the Plan for the purpose of offering and issuing shares of its common stock to Richard J. Diamond, Donald R. Mastropietro, D. Jerry Diamond, Teresa B. Fannin and Ricky A. Howe in lieu of paying them the cash compensation for services rendered to the Company. The Selling Security Holders acquired the Shares under the Plan and are now offering the Shares for resale. The Company will not receive any proceeds from the sale of the Shares pursuant to this Prospectus.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A SUBSTANTIAL INVESTMENT RISK. ACCORDINGLY, THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE PURCHASER SHOULD, PRIOR TO PURCHASE, CAREFULLY CONSIDER THE MATTERS CONTAINED IN THE SECTION OF THIS REOFFER PROSPECTUS ENTITLED "RISK FACTORS", AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS REOFFER PROSPECTUS.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




              THE DATE OF THIS REOFFER PROSPECTUS IS JUNE 13, 1997

                       STATEMENT OF AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission (File No. 0-17414) pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference in this Reoffer Prospectus:

         (a)     Annual Report on Form 10-KSB/A for the year ended April 30,
                 1996;

         (b) Quarterly Report on Form 10-QSB for the quarter ended January 31, 1997;

         (c)     Current Report on Form 8-K for events occurring on February
                 21, 1997;

         (d) Current Report on Form 8-K/A for events occurring on February 21, 1997; and


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will file, during any period in which offers or sales are being made hereby, a post-effective amendment to its registration statement on Form S-8 in order to reflect any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement and to reflect any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. No such post-effective amendment to the registration statement will be filed if the changed facts, events or material information necessitating such post-effective amendment are contained in periodic reports filed by the Company pursuant to Section 13 of
the Exchange Act and incorporated by reference herein.   Further, the Company
will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. For purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment of the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The Company will provide without charge to each person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Reoffer Prospectus. Requests for such copies should be made to the Company, 1509 S. Florida Ave., Suite 3, Lakeland, Florida 33803 (tel. (941) 686-2621).

                               TABLE OF CONTENTS

Description                                                                       Page No.
The Company                                                                          4
Risk Factors                                                                         5-8
Use of Proceeds                                                                      8
Determination of Offering Price                                                      8
Selling Security Holders                                                             9
Plan of Distribution                                                                 9
Description of Securities Offered                                                    10
Experts                                                                              10
Incorporation of Certain Information By Reference                                    11
Indemnification for Securities Act Liabilities                                       12


                                  THE COMPANY

         Advantage Life was organized under the laws of the State of Colorado in 1986, and subsequently reorganized as a Delaware corporation in 1994. In 1993, Advantage Life acquired the assets of Lasting Cosmetics, Inc. ("Lasting Cosmetics"), a privately owned, New York based cosmetics marketing company. In 1994, Lasting Cosmetics entered into a marketing and distribution agreement with Guthy-Renker Corporation ("GRC") for the distribution of a certain product via infomercials. Due to difficulties with the airing of the infomercials (See Legal Proceedings), Advantage Life attempted to sell the product directly to salon via direct marketing methods in early 1995. Direct marketing also failed and Advantage Life decided to discontinue this operation and is in the process of winding up the affairs of Lasting Cosmetics.

         In mid 1995, Advantage Life entered into an agreement and plan of merger under which Environmental Professionals, a New Jersey base environmental services firm would merge with Advantage Acquisition, Inc., a newly formed acquisition subsidiary of Advantage. The surviving entity would be Environmental Professionals, Inc. ("Environmental Professionals").
Environment Professionals provided various environmental remediation services to industrial clients, major oil companies and environmental consultants. In early 1996, Advantage Life decided to discontinue this operation and is in the process of winding up the affairs of Environmental Professionals.

         In August 1996, Advantage Life acquired all of the assets of Universal Mica Furniture, Inc. ("Universal Mica"), a retail home furniture store in Farmingdale, New York. Advantage Life paid $2,000,000 to Universal Mica by issuing 480,000 shares of its common stock and its promissory note in the original principal amount of $800,000 (the "Universal Mica Note"). In September 1996, this acquisition was rescinded, and the common stock of Advantage and the Universal Mica Note were returned to Advantage.

         On February 21, 1997 Advantage Life and its newly formed acquisition subsidiary Advantage Life Acquisition One, Inc. ("Advantage Life Acquisition") entered into an Agreement and Plan of Reorganization (the "Agreement") by and among Advantage Life, Advantage Life Acquisition, Channel America Broadcasting, Inc. and Technology Holdings, Inc., a wholly owned subsidiary of Channel America Broadcasting, Inc. to acquire 100% of the issued and outstanding stock of Technology Holdings, Inc.'s wholly owned subsidiary Treasure Rockhound Ranches, Inc. ("Treasure Rockhound"). To acquire Treasure Rockhound, Advantage Life agreed to pay Technology Holdings, Inc. 6,000,000 shares of Advantage Life's restricted common stock, agreed to issue a promissory note payable for $750,000 and agreed to assume certain liabilities of Technology Holdings, Inc. totaling approximately $658,000. Treasure Rockhound owns and operates RV parks and campgrounds in three Southwestern states.


                        Current Business of the Company

         The only operating revenues that Advantage Life currently receives are those generated by Treasure Rockhound, Advantage Life's wholly owned subsidiary. It is the intention of Advantage Life to expand its RV parks and campground operation by increasing Treasure Rockhound's marketing efforts and by acquiring addition RV parks and campgrounds to add to its base of operation. Treasure Rockhound has had several conversations with potential acquisition candidates, however, has no binding commitments to acquire said candidates. There can be no assurance given that Advantage Life will be able to successfully obtain the debt or equity funding necessary to expand the business of Treasure Rockhound or acquire additional RV parks and campgrounds, or if so acquired, successfully operate such RV parks and campgrounds at a profitable level.

        Treasure Rockhound was organized in 1974 to own and operate recreational resorts and recreational vehicle ("RV") campgrounds located across the United States. Treasure Rockhound operates through its private membership organization, Camper Ranch Club of America ("Camper Ranch Club"), offering its members six recreational resorts located in Arizona, New Mexico and Texas.

         Treasure Rockhound's membership-only organization, Camper Ranch Club, is now in its 23rd year of operation, offering recreational properties to RV travelers, campers and rockhounders in three southwestern states. Camper Ranch Club currently owns and operates six ranches which are located in valleys, on mountains, or near natural shorelines to offer members a relaxing, natural climate and culture in which to enjoy their leisure or retirement time. Camper Ranch Club owns approximately 5,100 acres and leases approximately 11,800 other acres from individuals, states and the federal government. The Camper Ranch Club ranches cater to a growing trend in the hospitality field, namely remote, independent excursions into naturally pristine areas of the country. Members of Camper Ranch Club have year-round access to all of the fully managed Camper Ranch Club ranches which provide electric and water hookups for their convenience and the opportunity to explore the natural beauty surrounding each ranch location. Camper Ranch Club has a total membership of over 8,500 with 5,300 active dues-paying members.

         The Company's current executive and administrative offices are located at 1509 S. Florida Ave., Suite 3, Lakeland, Florida 33803 (tel. (941) 686-2621).

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A SUBSTANTIAL INVESTMENT RISK. ACCORDINGLY, THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

                Risk Factors Relating to Business of the Company

         1. History of Losses. The net losses of the Company for the last several years have been substantial. No assurance can be given that the Company will ultimately prove to be profitable.

         2. New Line of Business. The Company had been engaged in the business of developing and marketing consumer health care products and operating an environmental remediation business. The Company's management has had limited experience in operating RV parks and campgrounds.

         3. Limited Capital. The Company is only nominally capitalized and will be required to seek additional financing for its current needs as well as the expansion plans of the Company.

         4. Scarcity of and Competition for Business Opportunities. The Company has, over the years sought to acquire various businesses and will likely continue to seek other business opportunities. The Company is and will continue to be an insignificant participant in the business of seeking business opportunities, as the Company competes with a large number of established and well-financed entities for merger and acquisition candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding such proposed mergers or acquisitions.

         5. Change in Control and Management. The current acquisition by the Company of Treasure Rockhound resulted in a change in the control of the Company. The successful completion of additional mergers or acquisitions may result in similar changes of control of the Company. This could result from the issuance of a large percentage of the Company's authorized common stock or the sale by Technology Holdings of all or a portion of its stock or a combination of both. Any such change in control may also result in the resignation or removal of the Company's present officers and directors, as was the case with the Company's acquisition of Treasure Rockhound. There can be no assurance given as to the experience or qualification of the current management team running the Company as a result of the Treasure Rockhound acquisition nor can there be any assurance that future management teams that run the Company as a result of an acquisition will be successful.

         6. Conflicts of Interest - General. Richard J. Diamond and Donald R. Mastropietro, officers and directors of the Company are currently officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, there exists potential conflicts of interest including, among other things, time, effort and corporate opportunity, involved in participation with such other business entities.

         7. Control by Existing Shareholder. Technology Holdings controls 52% of the voting common stock of the Company after giving effect to the Company's acquisition of Treasure Rockhound. In that the Company's Certificate of Incorporation does not provide for cumulative voting by shareholders of their outstanding common stock, the minority shareholders of the Company will be unable to independently elect a member to the Company's Board of Directors or initiate corporate action or policy.

         8. No Assurance of Public Market for the Company's Securities. There is a limited public market for securities of the Company and no assurance can be give that it will continue. Purchasers of the Company's securities may, therefore, have difficulty in selling such securities should they desire to do so.

         9. Sale of Company's Securities May Be Subject to Sales Practice Requirements on Broker-Dealers. Due to fact that there is the possibility that shares of the Company's common stock may no longer trade on NASDAQ, the Company's shares may be covered by a Securities and Exchange Commission Rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of shareholders of the Company to sell their shares in the secondary market.

         10. Shares Eligible for Future Sale. The Shares held by Treasure Rockhound and other shareholders are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Future sales of those shares under Rule 144 could depress the market price of the Company's common stock in any market which may exist at that time. In addition to sales under Rule 144, such shares may also be sold pursuant to a registration statement or in private transactions where the purchaser acquires restricted stock, again, possibly having a depressing effect on the market share of the Company's common stock.

         11. Public Will Bear Risk of Loss. Public investors will bear the vast majority of the risk of the Company's operations.

         12. Dividends. No cash dividend has been paid on the common stock since inception and none is contemplated at any time in the foreseeable future.

         13. Market Price. There is no direct relationship between the market price of the shares of the Company's common stock and the assets, book value, lack of earnings, shareholders' equity or any other recognized criterion of value.

         14. Issuance of Shares in Treasure Rockhound Merger or Acquisition. The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 45,000,000 shares of Common Stock, $.16 par value. The shares issued to Technology Holdings in connection with the acquisition of Treasure Rockhound Ranches, Inc. was done without shareholder approval and resulted in substantial dilution in the percentage of the Company's common stock held by the Company's then existing shareholders.

         15. Preferred Stock. The Company is authorized to issue 1,250,000 shares of Preferred Stock, no par value. The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Directors of the Company may determine by resolution. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders.
As of the date of this Prospectus, no Preferred Stock has been issued. Unless the nature of a particular transaction and applicable statutes require such approval, the Directors have the authority to issue these shares without shareholder approval. The issuance of Preferred Stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders. As of April 30, 1996, no preferred shares were issued and outstanding. During the nine month period ended January 31, 1997, the Company's Board of Directors approved the issuance of 1,000,000 preferred shares. As of January 31, 1997, no preferred shares had been issued.

      Series A Preferred Stock - The Board of Directors has established this series with 1,250,000 shares authorized, no par value.

The Series A Preferred Stock has no voting rights except as provided by operation of law, is not convertible into common stock., and shall not bear dividends.

On February 21, 1997 Advantage Life sold 1,000,000 shares of Series A Preferred Stock to Advantage Holdings, Inc., an unrelated entity, owned by Advantage Life's former President and Chairman of the Board, Alan Lipstein, in exchange for a promissory note totaling $1,000,000 the principal of which is payable in three equal annual installments beginning February 22, 1998. Interest, at an annual rate of 8%, shall be payable on the outstanding principal balance of the promissory note on a quarterly basis, and the preferred shares shall be held by Advantage Life as collateral for the transaction. Advantage Holdings, Inc. also has an option to acquire an additional 4,000,000 shares of Series A Preferred Stock for a purchase price of $1.00 per share upon an increase of Advantage Life's authorized preferred stock from 1,250,000 to 25,000,000 authorized preferred shares.

         16. Legal Matters. Currently, Advantage Life is party to several legal actions. For a complete description of these matters, please refer to the Company's Form 10QSB for quarter ended January 31, 1997, and the Company's Form 10KSB/A for year ended April 30, 1996.

                                USE OF PROCEEDS

         The offering and sale of the Company's shares pursuant to the Plan will not generate cash proceeds to the Company. The net proceeds from the sale of the Shares of common stock reofferred and sold by the Selling Security Holders will be received only by the Selling Security Holders.

                        DETERMINATION OF OFFERING PRICE

         Although the Company has no control over the price at which the Selling Security Holders are offering their shares to the public, or over the manner in which they offer and sell the Shares, it is anticipated that the Selling Security Holders will offer their shares at a price approximating their current market value at the time of sale.

                            SELLING SECURITY HOLDERS

         The Selling Security Holders are offering 250,000 shares of the Company's issued and outstanding common stock. The Company is not involved in the distribution of the securities owned by the Selling Security Holders. Rather, offers and sales will be made by the Selling Security Holders directly or through one or more securities dealers in over-the-counter or privately negotiated transactions. Shares sold in over-the-counter transactions will be sold at current market prices at the time of sale and any shares sold in private transactions will be sold at prices acceptable to the buyer and seller. The Selling Security Holders will receive the entire proceeds from the sale of their shares, less any commissions paid to dealers for executing such sales. The Company will not receive any funds from the sales by the Selling Security Holders.

                      SCHEDULE OF SELLING SECURITY HOLDERS

                                                                        Total             Amount and
                              Position or              Total            Shares            Percentage
          Name                Affiliation           Shares Held        Offered            After Sale
          ----                -----------           -----------        -------            ----------
 Richard J. Diamond      Chief Executive             45,000            45,000                -0-
                         Officer, President
                         & Director

 Donald R. Mastropietro  Chief Financial             45,000            45,000                -0-
                         Officer, Secretary,
                         Treasurer &
                         Director

 D. Jerry Diamond        Former Employee             101,392           101,392               -0-

 Teresa B. Fannin        Former Employee             43,391             43,391               -0-

 Ricky A. Howe           Former Employee             15,217             15,217               -0-


                              PLAN OF DISTRIBUTION

          The shares offered by this Reoffer Prospectus were previously offered and issued to the Selling Security Holders pursuant to the June 1997 Officer/Consultant Benefit Plan (the "Plan"). The Company established the Plan for the purpose of offering and issuing shares of its common stock to certain of its officers, directors, former employees, advisors or consultants in lieu of paying them cash compensation. The Selling Security Holders acquired the Shares under the Plan and are now offering the Shares for resale; however, the Selling Security Holders, as holders of "restricted securities", as that quoted term is defined in General Instruction C.1 to Form S-8, are subject to the volume limitations set forth in Rule 144(e). In general, the volume limitations set forth in Rule 144(e) dictate that the amount of Shares acquired by each Selling Security Holder as compensation for services may be reofferred and sold by the Selling Security Holder, or any person with whom the Selling Security Holder is acting in concert for the purpose of selling securities of the Company, only in amounts not to exceed, during any three month period, 1% of the shares of Company common stock outstanding as shown by the most recent report or statement published by the Company (except that no Selling Security Holder may rely upon the number of outstanding shares reflected in any such recent report if he knows or has reason to know the same to be inaccurate). Sales will be made by the Selling Security Holders directly or through one or more securities dealers in over-the-counter or privately negotiated transactions. Shares sold in over-the-counter transactions will be sold at then current market prices. Shares sold in privately negotiated transactions will be sold at prices acceptable to buyer and seller. The Selling Security Holders will receive the entire proceeds from the sale of their shares, less any commissions paid to dealers for executing such sales. The Company will not receive any funds from the sales by the Selling Security Holders.

                       DESCRIPTION OF SECURITIES OFFERED

          The securities to be offered pursuant to this Reoffer Prospectus consist of 250,000 shares of the Company's common stock. The Company has 45,000,000 authorized shares of common stock, $.16 par value per share. Each share of common stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. Holders of shares of common stock do not have any preemptive rights to subscribe to additional securities of the Company. Upon liquidation, dissolution or winding up of the Company, each share of the common stock is entitled to share ratably in the amount available for distribution to holders of common stock. All shares of common stock outstanding are fully-paid and nonassessable and the common stock offered pursuant to this registration statement, upon payment therefor, will be fully-paid and nonassessable and not subject to conversion, redemption or sinking fund provisions.

          Each stockholder is entitled to one vote for each share of common stock held. There is no right to cumulative voting for the election of directors. This means that holders of greater than fifty percent of the shares voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of less than fifty percent of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors.

                                    EXPERTS

          The financial statements of the Company incorporated in this Reoffer Prospectus by reference to the Company's Annual Report on Form 10-KSB for the year ended April 30, 1996 have been so incorporated in reliance on the report of Guida & Jimenez, C.P.A.'s, independent certified public accountants, upon the authority of such firm as experts in auditing and accounting.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents, which have been filed by the Corporation with the Commission (File No. 0-17414) pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference in this Reoffer Prospectus:

         (a) The Company's Annual Report on Form 10-KSB/A for the year ended April 30, 1996, filed pursuant to Section 13(a) of the Exchange Act, and containing audited financial statements for that periods filed pursuant to Section 13(a) of the Exchange Act
         (b) Quarterly Report on Form 10-QSB for the quarter ended January 31, 1997;
         (c)     Current Report on Form 8-K for events occurring on February
                 21, 1997;
         (d) Current Report on Form 8-K/A for events occurring on February 21, 1997; and

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will file, during any period in which offers or sales are being made hereby, a post-effective amendment to its registration statement on Form S-8 in order to reflect any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement and to reflect any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. No such post-effective amendment to the registration statement will be filed if the changed facts, events or material information necessitating such post-effective amendment are contained in periodic reports filed by the Company pursuant to Section 13 of the Exchange Act and incorporated by reference herein. Further, the Company will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. For purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment of the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Company will provide without charge to each person to whom this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Reoffer Prospectus. Requests for such copies should be made to the Company, 1509 S. Florida Ave., Suite 3, Lakeland, Florida 33803 (tel. (941) 686-2621).

               INDEMNIFICATION FOR SECURITIES ACT AND LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.